Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture (this “First Supplemental Indenture”), dated as of August 12, 2014, among William Lyon Homes, Inc., a California corporation (the “Company”), each of the subsidiaries of William Lyon Homes, a Delaware corporation (“Parent”), listed on Schedule I attached hereto (each, a “New Guarantor” and collectively, the “New Guarantors”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company initially issued $150,000,000 aggregate principal amount of 5.750% Senior Notes due 2019 (the “Securities”) under an indenture, dated as of March 31, 2014 (the “Indenture”), among the Company, the guarantors party thereto and the Trustee;

WHEREAS, the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Guarantor Obligations on the terms and conditions set forth herein and in the Indenture; and

WHEREAS, pursuant to Sections 4.13 and 9.01 of the Indenture, the Company, the New Guarantors and the Trustee are authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO BE BOUND. As of the date hereof, each New Guarantor, by its execution of this First Supplemental Indenture, hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all the obligations and agreements of a Subsidiary Guarantor under the Indenture. The New Guarantors agree to be bound by the terms and provisions of the Indenture applicable to a Subsidiary Guarantor, including but not limited to Article 10 thereof, and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, as if a party to the Indenture on the date of its execution.

3. AGREEMENT TO GUARANTEE. The New Guarantors hereby agree, jointly and severally, with all other Guarantors, to unconditionally guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the guarantees and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the guarantees.

4. REAFFIRMATION AND RATIFICATION OF INDENTURE, GUARANTEES AND SECURITIES; FIRST SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly set forth herein, this First Supplemental Indenture shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Holders under the Indenture, the Securities or the Security Guarantees and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Indenture, the Securities and the Security Guarantees, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This First Supplemental Indenture shall apply to and be effective only with respect to the provisions of the Indenture or the Securities specifically referred to herein. Each and every term, condition, obligation, covenant and agreement contained in the Indenture, the Security Guarantees, and the Securities is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.

5. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, member, manager or stockholder of the Company, Parent or any Restricted Subsidiary shall have any liability for any obligations of the Company or any Guarantor under the Securities, the Indenture, this First Supplemental Indenture or any Guarantor under its Security Guarantee for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities and the Security Guarantees.

6. GOVERNING LAW. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

7. MULTIPLE ORIGINALS. The parties hereto may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

8. EFFECT OF HEADINGS. The section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto.

10. SUCCESSORS. All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their successors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

WILLIAM LYON HOMES, INC.

By:
/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President and Chief Operating Officer

By:
/s/ Colin T. Severn
		Name:	Colin T. Severn
		Title:	Vice President and Chief Financial Officer

POLYGON WLH LLC

By:
/s/ Matthew R. Zaist
	Name:	Matthew R. Zaist
	Title:	President and Chief Operating Officer

[Signature Page to First Supplemental Indenture]

460 CENTRAL, L.L.C.

BASELINE WOODS SFD I, L.L.C.

BASELINE WOODS SFD II, L.L.C.

BASELINE WOODS WEST, L.L.C.

BETHANY CREEK FALLS, L.L.C.

BROWNSTONE AT ISSAQUAH HIGHLANDS, L.L.C.

BRYANT HEIGHTS, L.L.C.

BULL MOUNTAIN RIDGE, L.L.C.

CALAIS AT VILLEBOIS, L.L.C.

CEDAR FALLS WAY LLC

CASCARA AT REDMOND RIDGE, L.L.C.

CORNELIUS PASS TOWNHOMES, L.L.C.

EDGEWATER TUALATIN, L.L.C.

GRANDE POINTE AT VILLEBOIS, L.L.C.

HIGH POINT III, L.L.C.

HIGHCROFT AT SAMMAMISH, L.L.C.

ISSAQUAH HIGHLANDS INVESTMENT FUND, L.L.C.

LES BOIS AT VILLEBOIS, L.L.C.

MILL CREEK TERRACE, L.L.C.

MURRAY & WEIR SFD, L.L.C.

ORENCO WOODS SFD, L.L.C.

PEASLEY CANYON HOMES, L.L.C.

POLYGON AT BRENCHLEY ESTATES, L.L.C.

POLYGON AT SUNSET RIDGE, L.L.C.

POLYGON AT VILLEBOIS II, L.L.C.

POLYGON AT VILLEBOIS III, L.L.C.

POLYGON AT VILLEBOIS IV, L.L.C.

POLYGON AT VILLEBOIS V, L.L.C.

RIDGEVIEW TOWNHOMES, L.L.C.

RIVERFRONT MF, L.L.C.

RIVERFRONT SF, L.L.C.

SILVERLAKE CENTER, L.L.C.

SPANAWAY 230, L.L.C.

SPARROW CREEK, L.L.C.

THE RESERVE AT MAPLE VALLEY, L.L.C.

THE RESERVE AT NORTH CREEK, L.L.C.

TWIN CREEKS AT COOPER MOUNTAIN, L.L.C.

W.R. TOWNHOMES F, L.L.C.

VIEWRIDGE AT ISSAQUAH HIGHLANDS, L.L.C.

CASCADIAN KING COMPANY, L.L.C.

PNW CASCADIAN COMPANY, L.L.C.

POLYGON NORTHWEST COMPANY, L.L.C.

POLYGON PAYMASTER, L.L.C.

CASCADIAN SOUTH L.L.C.

By:	POLYGON WLH LLC, Its Sole Member

By:
/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President & Chief Operating Officer

[Signature Page to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

Schedule I

New Guarantors

1.	Polygon WLH LLC, a Delaware limited liability company

2.	460 Central, L.L.C., a Washington limited liability company

3.	Baseline Woods SFD I, L.L.C., a Washington limited liability company

4.	Baseline Woods SFD II, L.L.C., a Washington limited liability company

5.	Baseline Woods West, L.L.C., a Washington limited liability company

6.	Bethany Creek Falls, L.L.C., a Washington limited liability company

7.	Brownstone at Issaquah Highlands, L.L.C., a Washington limited liability company

8.	Bryant Heights, L.L.C., a Washington limited liability company

9.	Bull Mountain Ridge, L.L.C., a Washington limited liability company

10.	Cedar Falls Way LLC, a Washington limited liability company

11.	Calais at Villebois, L.L.C., a Washington limited liability company

12.	Cascara at Redmond Ridge, L.L.C., a Washington limited liability company

13.	Cornelius Pass Townhomes, L.L.C., a Washington limited liability company

14.	Edgewater Tualatin, L.L.C., a Washington limited liability company

15.	Grande Pointe at Villebois, L.L.C., a Washington limited liability company

16.	High Point III, L.L.C., a Washington limited liability company

17.	Highcroft at Sammamish, L.L.C., a Washington limited liability company

18.	Issaquah Highlands Investment Fund, L.L.C., a Washington limited liability company

19.	Les Bois at Villebois, L.L.C., a Washington limited liability company

20.	Mill Creek Terrace, L.L.C., a Washington limited liability company

21.	Murray & Weir SFD, L.L.C., a Washington limited liability company

22.	Orenco Woods SFD, L.L.C., a Washington limited liability company

23.	Peasley Canyon Homes, L.L.C., a Washington limited liability company

24.	Polygon at Brenchley Estates, L.L.C., a Washington limited liability company

25.	Polygon at Sunset Ridge L.L.C., a Washington limited liability company

26.	Polygon at Villebois II, L.L.C., a Washington limited liability company

27.	Polygon at Villebois III, L.L.C., a Washington limited liability company

28.	Polygon at Villebois IV, L.L.C., a Washington limited liability company

29.	Polygon at Villebois V, L.L.C., a Washington limited liability company

30.	Ridgeview Townhomes, L.L.C., a Washington limited liability company

31.	Riverfront MF, L.L.C., a Washington limited liability company

32.	Riverfront SF, L.L.C., a Washington limited liability company

33.	Silverlake Center, L.L.C., a Washington limited liability company

34.	Spanaway 230, L.L.C., a Washington limited liability company

35.	Sparrow Creek, L.L.C., a Washington limited liability company

36.	The Reserve at Maple Valley, L.L.C., a Washington limited liability company

37.	The Reserve at North Creek, L.L.C., a Washington limited liability company

38.	Twin Creeks at Cooper Mountain, L.L.C., a Washington limited liability company

39.	Viewridge at Issaquah Highlands, L.L.C., a Washington limited liability company

40.	W.R. Townhomes F, L.L.C., a Washington limited liability company

41.	Cascadian King Company, L.L.C., a Washington limited liability company

42.	PNW Cascadian Company, L.L.C., a Washington limited liability company

43.	Polygon Northwest Company, L.L.C., a Washington limited liability company

44.	Polygon Paymaster, L.L.C., a Washington limited liability company

45.	Cascadian South L.L.C. , an Oregon limited liability company